Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michael R. Segner, President and Chief Executive Officer of WCF Bancorp, Inc., (the “Company”) and Paul L. Moen, Chief Financial Officer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the annual report on Form 10-K for the year ended December 31, 2018 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2019	/s/ Michael R. Segner
Michael R. Segner
President and Chief Executive Officer

Date: March 29, 2019	/s/ Paul L. Moen
Paul L. Moen
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.